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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements No. 33-59118, 33-59228, 33-81336, 333-46789 and 333-65745 of Fresh Choice, Inc. on Form S-8 of our report dated February 16, 2001 appearing in this Annual Report on Form 10-K of Fresh Choice, Inc. for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

San Jose, California
March 27, 2001

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INDEPENDENT AUDITORS' CONSENT